                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT is made and entered into this 22nd day of January, 1997, to be effective as of January 1, 1997, by and among NCO GROUP, INC., a Pennsylvania corporation or its assignee or nominee ("Buyer") and GEORGE S.GOODYEAR,III, RICHARD CLAYTON GOODYEAR, KELLY GOODYEAR BURCH, BRYAN SCOTT GOODYEAR, individually, JOHN D. RICHARDS, as Trustee of the Zachary T. Goodyear Irrevocable Trust UAD 12/24/96 and GEOPUD, L.L.C., a Delaware limited liability company, owners of the capital stock (as hereinafter defined) (collectively "Seller") who owns a majority of the capital stock of GOODYEAR & ASSOCIATES, INC., a North Carolina corporation("Goodyear")

                                   WITNESSETH:

                  A. Goodyear is engaged in the accounts collection business and related businesses (the "Business").

                  B. Buyer and Seller desire to enter into an agreement with each other providing that Seller will sell, assign, transfer and deliver to Buyer all of the issued and outstanding capital stock of Goodyear ("Capital Stock"), except for the Capital Stock owned by Carmel Baptist Church, Charlotte Country Day School, Covenant Day School, Appalachian State University and North Carolina Baptist Men which is being sold to Buyer pursuant to a certain Stock Purchase Agreement of even date herewith (the "Second Agreement"), in exchange for the consideration hereinafter set forth.

                  NOW THEREFORE, Buyer and Seller, in consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound, hereby agree as follows:

                  1. Transaction.

                           1.1 Upon payment of the Purchase Price (as
hereinafter defined) and upon satisfaction of the provisions of Section 10 of this Agreement, on the Closing Date (as hereinafter defined), Seller shall transfer and deliver Capital Stock to Buyer. The certificates representing Capital Stock shall be duly endorsed in blank (or accompanied by appropriate instruments of transfer satisfactory in form and substance to counsel to Buyer) and shall have affixed thereto all applicable security transfer tax stamps (if such are required).

                           1.2 Upon delivery of Capital Stock in compliance with
the terms and conditions of this Agreement, and upon the satisfaction of the provisions of Section 9 hereof, on the Closing Date, Buyer shall deliver the Purchase Price (as hereinafter defined) to Seller or his designee.

                  2. Purchase Price and Payment.

                           The purchase price (the "Purchase Price") for the
Capital Stock shall be $5,247,612.

                           The Purchase Price shall be paid by Buyer as follows:

                           (a) $4,347,612 shall be paid at Closing by wire
transfer (Federal Funds) or certified or bank cashier's check, at Seller's option.

                           (b) $900,000 in the form of a convertible note (the

"Note"). The Note shall bear interest at the rate of 8% per annum, with monthly payments of interest only during a term of five (5) years. The Note shall, during the term of the Note, be convertible by Seller, in whole or in part, to stock of Buyer at such stock's fair market value at the time of Closing. The "fair market value" of the stock shall be the average published closing price of a share of stock over the five (5) trading days immediately preceding the Closing Date. The Note shall be in form reasonably satisfactory to Seller and Buyer.

                           (c) Schedule 2(d) sets forth the allocation of the
Purchase Price as negotiated by Buyer and Seller. Seller and Buyer each agree to respect the allocation set forth in said Schedule for tax purposes and to cause all tax returns and other documents filed with the Internal Revenue Service or any other tax collection agency to be consistent with such allocations.

                  3. Representations and Warranties of Goodyear and Seller, George S. Goodyear, III and Seller, Geopud, L.L.C. Goodyear and Seller, George
S. Goodyear, III and Seller, Geopud, L.L.C., for themselves and for all individuals and entities who are deemed as Seller hereunder and pursuant to the Second Agreement, hereby represent and warrant to Buyer that:

                           3.1 Goodyear is a corporation duly organized, validly
existing and in good standing under the laws of the State of North Carolina.
Schedule 3.1 sets forth the jurisdictions in which Goodyear is registered to do business and in good standing as a foreign corporation. Goodyear has the corporate power to and is authorized to own and lease its properties and to carry on the Business in the places where such properties are now owned, leased or operated or the Business is now conducted.

                           3.2 The authorized capital of Goodyear, and the
issued and outstanding shares of Capital Stock of Goodyear and their respective owners are set forth on Schedule 3.2. All of the issued shares are fully paid for and non-assessable. There are no outstanding options, rights, warrants or agreements to purchase or acquire shares of Capital Stock or securities convertible into Capital Stock.

                           3.3 The Articles of Incorporation of Goodyear,
certified by the Secretary of the State of North Carolina, and the copy of the By-laws of Goodyear certified as correct by its Secretary, to be delivered to Buyer on or before the Closing Date, are true and complete and they have not been modified, rescinded or repealed.

                           3.4 Except for the shares of Capital Stock covered by
the Second Agreement, Seller is the sole legal and beneficial owner of all of the issued and outstanding shares of Capital Stock, free and clear of all liens, charges, security interests and encumbrances. This Agreement is valid and binding on Seller in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect relating to creditor's rights and (ii) the discretion of the appropriate court with respect to specific performance, injunctive relief or other forms of equitable remedies, and Seller has full power to convey clear and marketable title to Capital Stock free of any liens, charges, pledges, security interests, encumbrances or agreements of any nature whatsoever. Seller has not entered into, nor is he bound by, any agreement or understanding pursuant to which he has agreed to sell Capital Stock, or any portion thereof, or any interest therein, or pursuant to which any third party has any present or future right to acquire Capital Stock or any part thereof or any interest therein.

                           3.5 On the day of Closing, Seller shall deliver to
Buyers a true and correct list and description of all of the Goodyear's customers, and to the knowledge of Seller, all contracts, agreements or understandings pursuant to which Goodyear has agreed to render services, including, but not limited to collection and related services to its clients, businesses or individuals (collectively the "Contracts"). The customer lists will include all customers of Goodyear as of the Closing Date. Originals or executed copies of the Contracts with Goodyear's ten (10) largest customers which are available will be delivered to Buyer or its counsel at Goodyear's offices on the day of Closing. Each of the Contracts is, to the knowledge of Seller, valid, binding and in full force and effect; and to the knowledge of Seller and Goodyear, each other party thereto has performed all of the provisions thereof required to be performed by each; and to the knowledge of Seller or Goodyear, neither Goodyear nor any other party thereto is or will simply with the passage of time, by giving notice or otherwise, be in default in any respect under the terms thereof.

                           3.6 To the knowledge of Seller and Goodyear, and
except as set forth on Schedule 3.6 is a true and complete list as of the date hereof of all computer equipment used in the conduct of the Business including, but not limited to, hardware, software and related items and accessories, of every type (the "Computer Equipment") and the original cost, depreciation and book value of each item of the Computer Equipment. The Computer Equipment listed on Schedule 3.6 consists of items of a quality, taken as a whole, are adequate for the use which they are being put in connection with the Business by Goodyear, the whole or partial loss of or damage to which is covered by insurance, subject to applicable deductibles and coverage limits.

                                    3.6.1 Except as et forth on Schedule 3.6.1,
all of the Computer Equipment is owned by Goodyear free and clear of all liens, encumbrances, security interests, pledges or agreements of any nature whatsoever. To the extent that any of the Computer Equipment is leased or held by Goodyear pursuant to other arrangements, originals or executed copies of all contracts, agreements or other documents regarding such leases or other arrangements will be delivered to counsel to Buyer at Closing. Each of such contracts, agreements and understandings, is, to the knowledge of Seller and Goodyear, valid, binding and in full force and effect and is not subject to any pending right of set off or counterclaim and Goodyear and, to the knowledge of Seller and

Goodyear, each other party thereto has performed all of the provisions thereof required to be performed by each; and neither Goodyear nor, to the knowledge of Seller and Goodyear, any other party thereto is or will simply with the passage of time, by giving notice or otherwise, be in material default in any respect under the terms thereof.

                                    3.6.2 To the knowledge of Seller, set forth
on Schedule 3.6.2 is a true and correct list of all material insurance policies, contracts, agreements and understandings regarding the maintenance and repair of the Computer Equipment. An original or a copy of each such insurance policies, contract, agreement and understanding will be delivered to counsel to Buyer at Closing. Each of such contracts, agreements and understandings is in full force and effect and, to the knowledge of Seller and Goodyear, is not subject to any pending right of set off or counterclaim; and Goodyear and, to the knowledge of Seller and Goodyear, each other party thereto has performed in all material respects all of the provisions thereof required to be performed by each.

                           3.7 To the knowledge of Seller and Goodyear, set
forth on Schedule 3.7 is a true and complete list as of the date hereof of all furniture, fixtures, equipment (excluding the Computer Equipment), and all other personal property of every type, the value of which exceed $500.00, used or held for use in the Business (the "Personal Property"), together with the original cost, depreciation and book value of the Personal Property. To the knowledge of Seller, the Personal Property listed on Schedule 3.7 consists of items of a quality, taken as a whole, adequate for the uses to which they are being put by Goodyear in the operation of the Business, the whole or partial loss of or damage to which is covered by insurance subject to applicable deductibles and coverage limits.

                  Except as set forth on Schedule 3.7 all of the Personal Property is owned by Goodyear free and clear of all liens, encumbrances, security interests, pledges or agreements of any nature whatsoever. To the extent that any of the Personal Property is leased or held by Goodyear pursuant to other arrangements, originals or executed copies of all contracts, agreements or other documents regarding such leases or other arrangements as well as written summaries of such oral leases or agreements will be delivered to Buyer at Closing. Each of such contracts, agreements and understandings is valid, binding and in full force and effect and, to the knowledge of Seller and Goodyear, is not subject to any pending right of set off or counterclaim; and Goodyear and, to the knowledge of Seller and Goodyear, each other party thereto has performed in all material respects, all of the provisions thereof required to be performed by each.

                           3.8 To the knowledge of Seller and Goodyear, set
forth on Schedule 3.8 is a true and correct list of all material (consideration in excess of $1,000 per annum) contracts, agreements or understandings by and between Goodyear and any other party thereto and not otherwise set forth on any Schedule to this Agreement. Originals or executed copies of each such written agreement, as well as written summaries of each such oral agreement will be delivered to counsel to Buyer or to Buyer at Closing. To the knowledge of Seller and Goodyear, each of such contracts, agreements and understandings is valid, binding and in full force and effect and, to the knowledge of Seller and Goodyear, is not subject to any pending right of set off or counterclaim; and Goodyear and, to the knowledge of Seller and Goodyear, each other party thereto has performed in all material respects all of the provisions thereof required to be performed by each and neither Goodyear nor, to the knowledge of Seller and Goodyear, any other party thereto, is or will simply with the passage of time, by giving notice or otherwise, be in material default in any respect under the terms thereof.

                           3.9 Attached to Schedule 3.9 is a true and correct
copy of all real estate leases between Goodyear and its respective landlords including, but not limited to its office leases in Charlotte, North Carolina. Such leases are valid, and enforceable in accordance with their terms, except as may be limited by enforceability limitations. To the knowledge of Seller, the property covered by said leases, taken as a whole, is in a state of reasonable maintenance and repair. Except as provided herein, Seller or Goodyear have not been served with documents relating to any actions, claims, proceedings or hearings presently regarding such leases, and Goodyear has not received notice of any such actions, claims, proceedings or hearings. Goodyear does not occupy any other office or other space.

                           3.10  Goodyear does not have any equity or other
interest in any entity, corporate or otherwise, or any warrant or option to acquire any such interest.

                           3.11  Goodyear has delivered to Buyer (i) its
audited balance sheet for the years 1994 and audited financial statements for 1995 and 1996 (the "Audited Statements"). The Audited Statements (i) are in accordance with the books and records of Goodyear and; (ii) present fairly the combined financial results of operations for the periods indicated. To the knowledge of Seller and Goodyear, the Audited Statements have been prepared in accordance with generally accepted accounting principals consistently applied, except as set forth therein.

                           3.12 All of Goodyear's accounts receivable arose in
the ordinary course of business, are current (due for less than ninety (90) days) and are not subject to any pending right of set off or counterclaim, and to the knowledge of Seller, Goodyear has rendered all services giving rise to each such account receivable.

                           3.13 To the knowledge of Seller and Goodyear, except
as set forth on Schedule 3.13 and Schedule 3.23 and except as to matters arising in the ordinary course of business, Goodyear has no liability or obligation of any nature, including, without limitation, contingent liabilities, potential liabilities, obligations to employees (with respect to vacation, vacation pay and other fringe benefits) other than (i) liabilities and obligations reflected or reserved for in the Audited Statements, or (ii) liabilities and obligations disclosed or exempt from disclosure due to its immateriality in this Agreement.

                           3.14 Since January 1, 1997 Goodyear's business has
been operated in the ordinary course and there has not been and Seller has not caused, to the knowledge of Seller, except as set forth on Schedule 3.14, and except in the ordinary course of business: (i) any material adverse change in the financial condition, results of operations, liabilities or assets including, but not limited to, accounts receivable, of the Business of Goodyear from that shown on the 1996 audited financial statement of Goodyear; (ii) any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting the properties or business or assets of Goodyear; (iii) any capital expenditure by Goodyear exceeding $25,000 (iv) any change in accounting methods or principles (including, without limitation, any change in depreciation or amortization policies or rates used by Seller or Goodyear with respect to the Business or any of Goodyear's assets; (v) no write-up or write-down by Seller or Goodyear of assets of Goodyear on the financial statements of Goodyear other than the split dollar life insurance policy; (vi) any declaration, setting aside or payment of any dividend or distribution in respect of Capital Stock or any indirect redemption, purchase or other acquisition of any Capital Stock; (vii) any material increase in any loan from any party or in the compensation payable or to become payable by Goodyear to its officers, key employees or agents or any increase in any bonus, insurance, pension or other beneficial plan, payment or arrangements made to, for or with any of such officers, key employees or agents; (viii) any material commitment made or entered into;
(ix) sale or transfer of Goodyear's assets; (x) any amendment or voluntary termination by Goodyear of any major contract to which Goodyear is a party and which relates to or affects the Business or its assets; (xi) waiver or release of any material right or claim of Goodyear relating to or affecting the Business or any of Goodyear's assets; (xii) mortgage, pledge, grant of a lien, security interest or other encumbrance of any Goodyear asset; (xiii) discharge or satisfaction of any lien or encumbrance or payment of any liability or obligation (absolute or contingent) other than current liabilities or the current portion of long term liabilities either shown on the Audited Statements or incurred in the ordinary course of business of the Business since January 1, 1997; and (xiv) any other event or condition of any character pertaining to and materially and adversely affecting the assets or the Business of Goodyear. The foregoing notwithstanding, Seller shall be permitted to cash in a split-dollar life insurance policy which is not being carried as an asset on Goodyear's books, without such act being a violation of the above representations.

                           3.15  All Federal, North Carolina State and any
other state Income Tax Returns, Employer's Quarterly Federal Income Tax Return, Employer's General Federal Unemployment Tax Return, of Goodyear and any and all other federal and state unemployment insurance returns, state and city personal income tax withholding returns, city corporation income tax returns, business personal property tax returns state and/or city sales tax returns relating to the Business or any of Goodyear's assets to the knowledge of Seller and Goodyear are required by law to be filed under the laws of any jurisdiction, domestic or foreign, have been duly and timely (giving effect to allowable extensions) filed (except as to these returns for assets, taxes and fees provided for in Goodyear's financial statements and which are unpaid) and fairly represent the tax position of Goodyear relating to the Business and Goodyear's assets, and all taxes, fees or other governmental charges of any nature required to be paid by Goodyear due for all periods prior to and including December 31, 1996 have been paid or provided for in the Audited Statements of Goodyear. Complete and correct copies of income tax returns filed with any taxing authority by Goodyear relating to the Business or its assets for its last three
(3) fiscal years will be delivered to Buyer by

Goodyear at Closing, and for all prior years, on Buyer's request. Seller and Goodyear have no knowledge of any taxes or any assessment of deficiency or additional tax or other governmental charge with respect to Goodyear relating to the Business or Goodyear's assets, or any knowledge of any completed, pending or threatened tax audit or investigation with respect to any thereof, by any taxing or other authority. In addition, Goodyear shall make available to Buyer payroll and earnings records of all employees of Goodyear.

                           3.16 To the knowledge of Seller, Schedule 3.16
contains a list of the trademarks, service marks and trade names (whether registered, common law or registration applied for) owned by Goodyear or any other persons with respect to the Business and of the assignments, licenses or agreements of any kind relating to such trademarks, service marks or trade names to which Goodyear is a party and which relate to and/or encumber such trademarks, service marks or trade names. To the extent that any of the trademarks, service marks or trade names are owned by any person other than Goodyear, to the knowledge of Seller, there does not exist any restriction or any limitation on such other person's right to transfer any of such trademarks, service marks or trade names to Buyer hereunder. Goodyear, and to the knowledge of Goodyear any such other person own such trademarks, service marks and trade names free and clear of all liens, charges, security interests and encumbrances and pay no royalty to anyone relating thereto. To the knowledge of Seller, Goodyear owns or possesses all trademarks, service marks and trade names which are necessary for the conduct of the Business as it is presently conducted. Neither Seller nor Goodyear has any knowledge of, and neither Seller nor Goodyear has received any notice of, any conflict with the asserted rights of with respect to any of such trademarks, service marks, trade names or other intangible property owned by Goodyear or by any other person related or affiliated to Goodyear. Upon completion of Closing, to the knowledge of Seller and Goodyear, Buyer shall, subject to rights of other parties holding rights to the same or similar names in states other than North Carolina, have sole and exclusive right to use the name "Goodyear & Associates".

                           3.17 To the knowledge of Seller and Goodyear,
Schedule 3.17 describes all material intangible property, other than that set forth on Schedule 3.16 used or held for use in the Business.

                           3.18  Except as disclosed on Schedule 3.18, to the
knowledge of Seller and Goodyear, with respect to the Business, Goodyear is not in material violation of any statute, law, ordinance, rule, regulation, order, writ, injunction, decree or judgment of any court or other governmental body, department, instrumentality, agency or subdivision; to the knowledge of Seller and Goodyear, except as disclosed on Schedule 3.18, Goodyear holds and has at all times held all material licenses, permits, authorizations, consents, approvals, orders, registrations and qualifications necessary for the lawful conduct of the Business pursuant to all applicable statutes, laws, ordinances rules and regulations of all governmental bodies, departments, instrumentalities, agencies and subdivisions having, asserting or claiming jurisdiction over Goodyear or any part of the Business. To the knowledge of Seller, and except as otherwise disclosed in this Agreement and Schedule 3.18 constitutes a true and complete list of all material licenses, permits, authorizations, consents, approvals, orders, registrations and qualifications related to conduct of the Business held by Goodyear. Except as set forth on Schedule 3.18, to the knowledge of Seller and Goodyear, the execution, delivery and performance of this Agreement by Seller and Goodyear will not conflict with, constitute a default under, permit any party to accelerate any right under, require consent, approval or waiver by any party under, or result in the creation of any lien upon any of the properties or assets of Goodyear pursuant to the certificate of incorporation or by-laws of Goodyear or any indenture, mortgage, lease, agreement or other instrument to which Goodyear is a party or by which any of its properties or assets may be bound (except that consent may be required under certain of the agreements, leases or under certain business licenses), or any statute, law, ordinance, rule or regulation, or any order, writ, injunction, decree or judgment now in effect of any court or other governmental body, department, instrumentality, agency or subdivision having asserting or claiming jurisdiction.

                           3.19 The assets of Goodyear, generally or as
specifically referred to in this Agreement,  on the Closing Date

(collectively referred to herein as the "Assets") will constitute all the assets, property, property rights and contractual rights which Goodyear has found necessary to conduct the Business as presently being conducted by Goodyear. Except as set forth on Schedule 3.19 or other Schedules to this Agreement, Goodyear has good and marketable title to the Assets free and clear of all claims, liens, charges, security interests and encumbrances.

                           3.20 Except as disclosed on Schedule 3.20 or other
Schedules to this Agreement, provided for or specifically set forth in this Agreement, the other Schedules hereto or the Statements of Goodyear, Goodyear is not obligated for, nor are any of the Assets subject to, any material liabilities or adverse obligations, absolute or contingent, asserted or unasserted.

                           3.21 Except as set forth on Schedule 3.21 and other
Schedules hereto, Goodyear is not indebted to Seller or to any of its officers, directors or to the knowledge of Goodyear employees,(or to members of their immediate families) or to any of their affiliates in any amount whatsoever.

                           3.22 To the knowledge of Seller and Goodyear,
Schedule 3.22 sets forth a brief description of all employment and labor union contracts, executive employment contracts, executive compensation agreements, agency agreements, consulting agreements, management agreements, bonus or profit sharing plans, group insurance or other employee benefit plans of Goodyear. Each of such contracts, agreements, understandings and commitments is valid and binding in accordance with its terms except as may be limited by enforceability limitations, if any, and is in full force and effect and, to the knowledge of Seller and Goodyear, is not subject to any pending right of set off or counterclaim; and Goodyear and, to the knowledge of Seller and Goodyear, each other party thereto has performed in all material respect, all obligations required to be performed thereunder by each, and neither Goodyear nor, to the knowledge of Seller and Goodyear, any other party thereto is or will simply with the passage of time, by giving notice, or otherwise, be default in any material respect under the terms thereof. Originals or executed copies of each of such contracts, agreements or understandings will be delivered to Buyer at Closing.

                           3.23 Schedule 3.23 contains a brief description of
all claims, litigation, arbitration, legal or other proceedings in which Seller, Goodyear or any of its officers, directors, or employees is now engaged or to their knowledge threatened in connection with the Business and the affairs, properties or the Assets of Goodyear;

                           3.24 Except as set forth in other Schedules to this
Agreement, Schedule 3.24 is a true and correct copy of all insurance policies in force and effect in respect of the Business, properties, or the Assets of Goodyear.

                           3.25 Schedule 3.25 is a true and complete list as the
date hereof of: (i) all banks, trust companies and savings and loan associations in which Goodyear maintains an account or safe deposit vault and (ii) the names of all persons authorized to draw thereon.

                           3.26 With respect to any contract, agreement, plan or
arrangement which is an Employee Benefit Plan as described by Section 3(3) of the Employee Retirement Income Security Act of 1974 as amended ("ERISA"), maintained by Goodyear or to which Goodyear contributes:

                                    3.26.1 As to each such plan which is a
"Pension Plan" within the meaning of ERISA Section 3(2), to the knowledge of Seller and Goodyear, each such Pension Plan is in full force and effect and Seller and Goodyear have not received notice of any violations related thereto.

                           3.26.2 As to all such Employee Benefit Plans, to the
knowledge of Seller and Goodyear, all disclosures to participants in such plans, and all filings respecting such plans required by ERISA to have been provided or filed have been so provided or filed; and such plans have been administered in accordance with their terms.

                           3.26.3 Goodyear is not a party to or bound by any
multi-employer pension plan or multi-employer profit sharing plan.

                           3.27 Schedule 3.27 sets forth the names of the
officers, directors and other key personnel of Goodyear

                           3.28 References on any Schedule or to any document,
instrument, contract or agreement which Seller or Goodyear shall not have provided to Buyer a copy of or, if oral a written summary thereof, shall not be deemed for any purposes of this Agreement to be a disclosure of any term, provision or statement of fact of, or relating to, such document, instrument, contract or agreement unless and until a copy of such document, instrument, contract or agreement has been provided to Buyer.

                           3.29 No representations or warranties made by Seller
in this Agreement or in any final financial document, written certificate or Schedule prepared by Seller or Goodyear to be furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, to the knowledge of Seller or Goodyear, intentionally contains or will contain any untrue statement of a material fact, or intentionally omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

                           3.30 The foregoing representations and warranties
shall survive the consummation on the Closing Date of the transactions contemplated by this Agreement for a period of twelve (12) months following the Closing Date.

                  4. Representations, Warranties and Obligations of Buyer. Buyer represents and warrants to Seller that:

                           4.1 Buyer is a corporation duly organized and in
good standing under the laws of the Commonwealth of Pennsylvania and has full power to execute and deliver this Agreement and the agreements to be executed and delivered in connection with this Agreement (including, without limitation, the Note) and to consummate the transactions contemplated herein and therein. This Agreement and the agreements to be executed and delivered in connection with this Agreement (including, without limitation, the Note) have been duly authorized, executed and delivered by Buyer and constitute legal, valid and binding obligations of Buyer enforceable, in accordance with its and their terms. Copies of the resolutions of the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the agreements to be executed and delivered in connection with this Agreement (including, without limitation, the Note) will be delivered to Seller upon the execution and delivery of this Agreement.

                           4.2 The execution, delivery and performance of this
Agreement and the agreements to be executed and delivered in connection with this Agreement (including, without limitation, the Note) by Buyer will not materially conflict with, constitute a default under, require consent, approval or waiver by any other party under, or result in the creation of any lien upon any of the properties or assets of Buyer pursuant to the certificate of incorporation, other charter document or by-law of Buyer or any indenture, mortgage, lease, agreement or other instrument to which Buyer is a party or by which any of its properties or assets may be bound, or any statute, law, ordinance, rule or regulation, or any order, writ, injunction, decree or judgment now in effect of any court or other governmental body, department, instrumentality, agency or subdivision having, asserting or claiming jurisdiction. Buyer is not aware of any fact which could prevent Buyer from concluding its purchase of Capital Stock or its payment therefor as described in
Section 1.

                           4.3 No representations or warranties made by Buyer in
this Agreement or in any written document prepared by Buyer and furnished to Seller pursuant hereto, or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

                           4.4 The representations and warranties of Buyer
herein contained shall be true on the Closing Date with the same force and effect as if made on and as of that date. The foregoing representations and warranties shall survive the consummation on the Closing Date of the transactions contemplated by this Agreement for a period of twenty-four (24) months following the Closing Date.

                  5. Information and Documents. Seller will cooperate with Buyer at Buyer's reasonable request and expense, subject to Buyer's prior approval, on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes relating to adjustment of federal income and other taxes of Goodyear for all periods prior to the Closing Date and in connection with any other actions, proceedings, arrangements or disputes involving Goodyear or based upon or arising out of any of its contracts, assets commitments, acts or omissions which were in effect or occurred on or prior to the Closing Date. Seller shall have the right to participate in any such proceedings and, if he so chooses, to assume and control the defense of such proceedings at his sole expense. In addition, Seller shall be available to Buyer, as Buyer may reasonably require from time-to-time, during the ninety (90) day period following Closing for consulting services and general assistance in the transfer of the Business to Buyer. Buyer shall pay Seller $1,000 per week plus reasonable benefits and expenses during said period.

                  6. Closing Date. "Closing" referred to in this Agreement shall be at 10:00 a.m., on or before January 22, 1997 (the "Closing
Date"). Closing shall be at such location as Seller and Buyer shall agree.

                  7. Covenants of Seller. Seller covenants and agrees that, without the prior written consent of Buyer first having been obtained, from the date hereof to the Closing Date:

                           7.1 Goodyear will not:

                                    7.1.1 Take any action or step or engage in
any transaction or incur any liability or obligation (absolute or contingent) except in the ordinary course of business and consistent with current practices and procedures of Goodyear.

                           7.1.2 Increase the annual rate of compensation
payable or to become payable to any officer or employee; make any advances, l9oans, pensions, severance pay, death benefits, distributions (Sub "S" bonus, special or out of its ordinary practice) or other payment or arrangement with respect to any present or former shareholder, officer, director or employee.

                                    7.1.3 Amend its corporate charter or by-laws
or any agreement listed on any Schedule hereto except in the ordinary course of business and consistent with current practices and procedures of Goodyear.

                                    7.1.4 Intentionally do any act, or omit to
do any act, or permit any act or omission to act which will cause a breach or default of any right, contract, commitment or obligation of Goodyear.

                                    7.1.5 Issue, sell, retire or redeem any
shares of Capital Stock or grant any option, warrant or right to any person, firm or corporation to purchase or otherwise acquire any Capital Stock or any interest therein.

                                    7.1.6 Except for the split dollars life
insurance policy which Goodyear is permitted to withdraw, Make or declare any dividend, distribution or payment in respect of its Capital Stock.

                                    7.1.7 Amend, modify or change the Contracts,
leases, client agreements, vendor agreements or any other obligation, contract or agreement by which it is bound and obligated, including, but not limited to any payment terms thereunder except for any non-material amendments or modifications in the ordinary course of business consistent with current practices and procedures of Goodyear.

                                    7.1.8 Make any changes in or to the Assets,
the Personal Property and the Computer Equipment except in the ordinary course of business.

                           7.2 Goodyear will:

                                    7.2.1 Use its best efforts to maintain all
contracts, agreements and understandings listed on all Schedules hereto including, but not limited to the Contracts, in good standing and shall not by any act or omission to act, except as Goodyear reasonably determines is in the best interest of the Business, intentionally surrender, modify adversely, forfeit or fail to comply with the conditions of or renew the regular terms of any of them or cause or give reason to any other party thereto to institute any proceedings for the cancellation or modification thereof.

                                    7.2.2 Use its best efforts to maintain the
Assets, the Personal Property and the Computer Equipment in good working order and repair and maintain and pay all premiums under all insurance policies relating thereto.

                                    7.2.3 Use its best efforts to preserve its
business organization intact, to keep available to Buyer the services of its present employees, and to preserve for Buyer the present goodwill and advantageous relationships of Goodyear with all persons or entities having business dealings with Goodyear.

                                    7.2.4 Maintain its books, accounts and
records in the usual, regular and ordinary manner and on a basis consistent with prior years.

                           8. Covenants of George Goodyear and Anne Goodyear.

                                    8.1 George Goodyear, Chief Executive Officer
of Goodyear and his wife, Anne Goodyear, an employee of Goodyear, acknowledge that the Business of Goodyear is national in character and that it is presently conducted throughout the United States and that Buyer intends after the Closing Date to continue to conduct the Business throughout the United States. In order that Buyer may have and enjoy the full benefit of ownership of Capital Stock and the assets of Goodyear, including the good will of the Business, George Goodyear and Anne Goodyear, in consideration of an allocated portion of the Purchase Price being paid to them, covenant and agree with and for the benefit of Buyer, its successors and assigns and its affiliates, that they shall not, for a period of five (5) years from the Closing Date (the "Covenant Term"), directly or indirectly, and no person, corporation, firm, partnership or other entity related to them, except for Richard Clayton Goodyear, who shall be subject to certain restrictions as contained in his employment agreement with Buyer, and over which they exercise voting, operating or management control (whether as a stockholder, affiliate, holder of debt or equity securities, consultant, partner or otherwise) or with which they are affiliated, anywhere in the United States, conduct business involving or connected with the business engaged in by Goodyear including, without limitation an accounts collection business or any business related thereto; or any business competitive with any of the foregoing. For purposes of this Section 8 each of the following activities, without limitation, shall be deemed to constitute conducting business: to engage in, work with, have an interest in (other than interests of less than 5% in companies with securities traded either on the New York Stock Exchange or the American Stock Exchange or traded over-the-counter and quoted on NASDAQ), advise, manage, operate, lend money to (other than interests of less than 5% in companies with securities traded either on the New York Stock Exchange or the American Stock Exchange or traded over-the-counter and quoted on NASDAQ), guarantee the debts or obligations of, or permit one's name or any part thereof to be used in connection with an enterprise or endeavor, either individually, in partnership or in conjunction with any person or persons firm, association, company or corporation, whether as principal, director, agent, shareholder, partner, employee, consultant or in any other manner whatsoever. The foregoing notwithstanding, during the Covenant Term, Seller shall, subject to Buyer's prior written approval which shall not be unreasonably withheld, be permitted to act as an operations consultant (taking no active part in marketing or management) from time to time for competitors of Buyer, so long as such consulting services do not interfere with the business operation or its relationship with its customers.

                           8.2 George Goodyear and Anne Goodyear covenant and
agree that, during the Covenant Term and for a period of two (2) years thereafter, they will not directly or indirectly, and no person corporation, firm, partnership or other entity over which they exercise voting, operating or management control (whether as a stockholder, affiliate, holder of debt or equity securities, consultant, partner or otherwise) or with which they are affiliated except for Richard Clayton Goodyear, who shall be subject to certain restrictions as contained in his employment agreement with Buyer, will (a) enter into any agreement or understanding, written or oral, relating to the services of any person who is known or should be known to be then employed by Buyer, unless such services are not similar in nature to any business activity of Buyer, or (b) solicit the business of, enter into any written or oral agreement with or otherwise transact competing business with any customers of Goodyear and/or Buyer.

                           8.3 The scope and effect of the covenants contained
in this Section 8 shall be as broad as may be permitted pursuant to the provisions of applicable law. To the extent that the language of said covenants may restrict competition in a larger area or for a longer time, or both, than permitted-by applicable law, that portion thereof shall be ineffective, but the provisions of said covenants shall nevertheless remain effective with respect to the largest area and for the longest period of time as shall be permitted by applicable law.

                           8.4 Section 8 shall be governed by and construed in
accordance with the law of the Commonwealth of Pennsylvania applicable to contracts as though this Agreement was entered into and is entirely to be performed in the Commonwealth of Pennsylvania.

                           8.5 The parties acknowledge and agree that the extent
of damages to Buyer in the event of a breach by George Goodyear and Anne Goodyear of the covenants and agreements contained in Section 8 would be impossible to ascertain and that there is and will be available to Buyer no adequate monetary damages or other remedy at law to compensate it in the event of any such breach; consequently, George Goodyear and Anne Goodyear agree that in the event of a breach of any such covenant, in addition to any other relief to which Buyer is or may be entitled, Buyer shall be entitled to enforce any or all of such covenants by injunctive or other equitable relief, including the remedy of specific performance, ordered by any court of competent jurisdiction.

                           8.6 The parties hereto acknowledge that George
Goodyear and Anne Goodyear operate a personnel placement business and that such business shall not be included in the restriction of Section 8.1 hereof.

                  9. Conditions Precedent to Buyer's Obligation to Close. The obligation of Buyer to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

                           9.1  The representations and warranties of Seller and
Goodyear contained in this Agreement or in any Schedule annexed to this Agreement shall, considered as a whole, be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that the facts and conditions upon which such representations and warranties are based are expressly required or permitted to be changed by the terms of this Agreement, and Seller and Goodyear shall deliver to Buyer a certificate to that effect on the Closing Date.

                           9.2 Seller and Goodyear shall have duly performed all
obligations, covenants and agreements undertaken by them herein and complied with all terms and conditions applicable to them, respectively, hereunder to be performed and complied with at or prior to the Closing Date.

                           9.3 Seller and Goodyear, at their expense, shall
furnish to Buyer a favorable opinion of its counsel, addressed to Buyer, dated as of the Closing Date, to the effect that:

                                    9.3.1 This Agreement has been duly executed
and delivered by Seller and Goodyear and is enforceable against Seller and Goodyear in accordance with its terms.

                                    9.3.2 Goodyear is a corporation duly
organized and in good standing under the laws of the State of North Carolina and is duly qualified to do business in the jurisdictions set forth on Schedule 3.1.

                                    9.3.3 The authorized capital of Goodyear is
as set forth in Section 3.2 hereof and Seller owns all Capital Stock of record and that Capital Stock has been validly issued and is fully paid and non-assessable.

                                    9.3.4 The execution and delivery of this
Agreement and the consummation of the transactions contemplated hereby do not violate any provision of Goodyear's Articles of Incorporation or By-laws.

                                    9.3.5 To the knowledge of such counsel,
there is no litigation, arbitration, legal or other proceeding in which Seller, Goodyear or any of its officers or directors is now engaged or threatened which would affect its ability to complete this transaction.

                           9.4 There shall have been delivered to Buyer at or
prior to the Closing Date: (i) certificates of good standing with respect to Goodyear issued by the Secretary of the State of North Carolina and any other state in which Goodyear is registered to do business; and (ii) the documents required to be delivered pursuant to the provisions of Sections 3.3, 3.6.2, 3.8, 3.9, 3.11, 3.15, 3.22 and 3.24.

                           9.5 There shall be no effective injunction or
restraining order of any nature issued by any court of competent jurisdiction which shall direct that this Agreement or the transactions contemplated herein not be consummated.

                           9.6 Goodyear shall have delivered to Buyer all of its
corporate books and records, including, without limitation, stock certificate and ledger books, minute books, corporate seal, contracts, agreements, leases and insurance policies.

                           9.7 The resignations, dated the Closing Date, of all
of the officers and directors of Goodyear shall have been delivered to Buyer.

                           9.8 Richard Clayton Goodyear shall have entered into
an employment agreement (the "Employment Agreement") with Buyer. The Employment Agreement shall have a term of three (3) years with the Buyer having an option to extend such employment for two (2) additional one (1) year periods. The Employment Agreement shall provide for a base salary of $85,000 during the initial two (2) years and $89,250 in the third year and a monthly bonus of up to $2,000 per month based on certain revenue goals to be agreed upon by the parties. Furthermore, Richard Clayton Goodyear may receive an additional bonus based on revenue goals achieved by the Business based on a schedule determined by the Buyer. Richard Clayton Goodyear shall also receive an option for 5,000 shares of Buyer at the fair market value (as defined in

Section 2(b) of this Agreement) of Buyer's stock on the date of Closing. The option for 2,500 shares shall vest at the end of the second (2nd) year of employment and the balance at the end of the third (3rd) year of employment. If Richard Clayton Goodyear's employment is terminated for cause, the option rights or any unvested portion thereof shall be terminated. Among other customary terms and conditions, the Employment Agreement shall contain a restriction against competition with the Buyer. In addition to the above, Clay Richard Clayton Goodyear shall, at Closing, assuming that he has executed the Employment Agreement, receive $5,000 as a signing bonus.

                           9.9 Goodyear shall deliver to Buyer, at or prior to
Closing, the audited financial statement for 1996.

                           9.10 Goodyear shall deliver its written certification
to Buyer, certifying and warranting that, except as disclosed on the Audited Statements, (i) all payments due to clients and vendors of the Business as of the Closing Date have been remitted to such clients and vendors except in the ordinary course of business; (ii) all clients of the Business have been paid in full and are not owed any money as of the Closing Date except in the ordinary course of business; and (iii) to its knowledge, all liabilities of Goodyear have been disclosed to Buyer.

                           9.11 A general release of all claims Seller may have
up to the Closing Date against Goodyear and its directors, officers, agents and employees, in form and substance satisfactory to Buyer's counsel.

                           9.12 Buyer shall obtain Uniform Commercial Code
searches from the State of North Carolina and Mecklenburg County, confirming that except as has been previously disclosed to Buyer, Goodyear's property, including the Personal Property, the Computer Equipment and the Assets are free and clear of all liens and encumbrances.

                           9.13 All bank documentation necessary to transfer
control over all bank accounts and safety deposit boxes of Goodyear to a named representative of Buyer.

                  10. Conditions Precedent to Seller's Obligation to Close. The obligation of Seller to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

                           10.1 The representations and warranties of Buyer
contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Buyer shall deliver to Seller a certificate to that effect on the Closing Date.

                           10.2 Buyer shall have duly performed all obligations,
covenants and agreements required by it herein and complied with all terms and conditions applicable to it, hereunder to be performed and complied with at or prior to the Closing Date.

                                    10.3 Buyer, at its expense, shall furnish to
Seller a favorable opinion of its counsel, addressed to Seller, dated as of the Closing Date, to the effect that:

                                    10.3.1 This Agreement and the agreements to
be executed and delivered by Buyer in connection with this Agreement have been duly authorized by the Directors of Buyer and are duly and properly executed by its officers and are a valid and enforceable against Buyer in accordance with their terms.

                                    10.3.2 Buyer is a corporation duly organized
and in good standing under the laws of the Commonwealth of Pennsylvania.

                                    10.3.3 The execution and delivery of this
Agreement and the agreements to be executed and delivered in connection with this Agreement (including, without limitation, the Note) and the consummation of the transactions contemplated hereby do not violate any provision of Buyer's Articles of Incorporation or By-laws or any agreement or other restriction to which Buyer is a party or by which it is bound.

                                    10.3.4 To the knowledge of such counsel,
there is no litigation, arbitration, legal or other proceeding in which Buyer or any of its officers or directors is now engaged or threatened which would affect its ability to complete this transaction.

                           10.4 There shall be no effective injunction or
restraining order of any nature issued by any court of competent jurisdiction which shall direct that this Agreement or the transactions contemplated herein not be consummated.

                           10.5 Subject to the provisions of this Agreement, a
general release of all claims Goodyear may have up to the Closing Date against Seller.

                  11. Indemnifications.

                           11.1 Seller's Indemnification of Buyer. At all times
after the Closing Date, but not to exceed the twelve (12) month period herein provided, Seller shall indemnify Buyer and its successors and assigns, and hold each such person or entity harmless from and against any and all losses, costs, expenses, liabilities, claims, demands, damages, settlements, and judgments of every nature (including the defense or investigation thereof and reasonable attorneys' fees incurred) ("Loss" or "Losses") resulting from or arising out of or in connection with: (a) the material inaccuracy of the warranty or representations made by Seller and Goodyear pursuant to this Agreement; (b) the material non-performance, partial or total, of any covenant of Seller or Goodyear hereunder or under any agreement contract or understanding entered into by Goodyear and referred to herein including, but not limited to those referred to in Sections 3.5, 3.6.2 and 3.22,; and (c) any and all federal and state income and all other tax liabilities, including all disallowed deductions or expenses taken in connection with the Business and for any other taxes which may become due in connection with the Business arising prior to Closing. Seller may assume the defense of any such matter provided that Buyer may be represented by its own counsel, selected by Buyer, at Buyer's expense. Any settlement or compromise related to the foregoing shall require the consent of George S. Goodyear, III, which consent shall not be unreasonably withheld. With respect to Seller, George S. Goodyear, III, and Seller, Geopud, L.L.C., each such Seller's obligation and liability hereunder shall be on a pro rata basis in accordance with his or its respective share of the Purchase Price and the parties shall not have joint and several liability.

                           11.2 Buyer's Indemnification of Seller. At all times
after the date hereof, but in any event not to exceed the twelve (12) month limitation set forth below, Buyer shall indemnify Seller and Seller's heirs, successors and assigns, and hold each such person harmless from and against any and all losses, costs, expenses, liabilities, claims, demands, damages, settlements and judgments of every nature (including the defense or investigation thereof and reasonable attorneys' fees incurred) resulting from or arising out of or in connection with: (a) the inaccuracy of any warranty or representation made by Buyer pursuant to this Agreement; (b) the non-performance, partial or total, of any covenant of Buyer in this Agreement, and the agreements to be executed and delivered by Buyer in connection with this Agreement (including, without limitation, the Note); and (c) operation of the Business and/or the use of the Assets after the Closing Date. Buyer may assume the defense of any such matters provided that Seller may be represented by Seller's own counsel, selected by Seller, at Seller's expense.

                           11.3 In the event that Buyer, as the indemnified
party, has a claim against Seller for a Loss or Losses under Section 11.1 above, then Buyer shall be entitled to indemnification from Seller for only the portion of Loss or Losses in excess of Twenty Five Thousand Dollars ($25,000.00) (the "Basket"). In any event, the maximum aggregate obligation of Seller and Goodyear to Buyer with respect to all matters for which Buyer may seek indemnification under this

Agreement shall not exceed the Purchase Price set forth herein. The indemnification provisions set forth above shall survive Closing for a period of twelve (12) months. Each party shall give the other notice of any claim for indemnification as such claim or potential claim arises.

                  12. Agreements of Seller and Buyer to be Performed After the Closing Date. Seller and Buyer agree that after the Closing Date hereunder:

                           12.1 From time to time, upon request of the other,
each will execute and deliver such additional instruments of transfer, assignment and further assurance and do such other things as are necessary or desirable to consummate the transactions contemplated hereby.

                           12.2 Seller shall cause delivery to Buyer, within
fifteen (15) days following Closing, an internal final financial statement of Goodyear for the applicable period of 1997.

                  13. Brokers. Each party represents to the other that such party has not employed or retained any broker or finder in connection with the transactions contemplated herein.

                  14. Directors' Approval. On or before January 22, 1997, Buyer shall obtain the approval of its Board of Directors to enter and consummate the transaction contemplated by this Agreement as a result of this Agreement.

                  15. Miscellaneous.

                           15.1 This Agreement and the confidentiality
agreements signed by the parties or their respective agents or representatives constitute the entire understanding and agreement between the parties hereto with respect to the transaction contemplated herein and supersedes all prior or contemporaneous agreements with respect to such subject matter. This Agreement may be modified or amended only in writing signed by each of the parties hereto.

                           15.2 Any notices or other communications required or
permitted hereunder shall be sufficiently given if delivered in person or sent by Certified Mail, Return Receipt Requested, postage prepaid, or by facsimile, or delivered by overnight delivery service, to the party to receive such notice addressed as follows:

                  If to Buyer:                       1740 Walton Road
                                                     Blue Bell, PA  19422

                  With copy to:                      Joshua Gindin, Esquire
                                                     Kessler & Gindin
                                                     Twentieth Floor
                                                     230 South Broad Street
                                                     Philadelphia, PA 19102

                  If to Seller:                      4930 Derbyshire Drive
                                                     Charlotte, NC 02270

                  With copy to:                      William R. Culp, Jr., Esq.
                                                     Culp, Elliott & Carpenter
                                                     227 W. Trade Street
                                                     Charlotte, NC    28202

or to such other address as either party shall by notice give to the other.

                           15.3 This Agreement shall be governed by and
construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts entered into entirely to be performed in the Commonwealth of Pennsylvania. Venue shall be in Philadelphia or Montgomery Counties of Pennsylvania.

                           15.4 No remedy conferred by any of the specific
provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every remedy give hereunder or now or hereafter existing, at law or inequity by statute or otherwise. The election of any one or more remedies by either party shall not constitute a waiver of the right to pursue other available remedies.

                           15.5 This Agreement shall be binding upon and inure
to the benefit of the parties hereto and their respective heirs, successors and assigns.

                           15.6 This Agreement may be executed in one or more
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                           15.7 The parties hereto agree that this Agreement may
be executed and delivered via facsimile with original documents being executed and delivered subsequently.

                           15.8 Captions and section headings used herein are
for convenience only and are not a part of this Agreement and shall not be used in construing it.

                           15.9 If any provision of this Agreement is held to be
unenforceable for any reason it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

                           15.10 Whenever used in this Agreement, the phrases
"to the knowledge of Seller," "to the knowledge of Goodyear," or other words of similar meaning qualify and limit the statement or opinion in question to the present actual awareness and recollection, without independent investigation of Seller or the present directors and executive officers of Goodyear who are presently responsible for providing services related to, or are familiar with the subject matter of, that statement or opinion, respectively.

                           15.11 Buyer shall have the right to disclose the
transaction contemplated by this Agreement in connection with any Securities and Exchange Commission filing that is required to be made by the Buyer.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Attest:                                   BUYER:
                                          NCO GROUP, INC.

By:__________________[SEAL]               By: /s/ Bernard Miller
                                          -----------------------------------


Witness:                                  Seller:

                                          /s/ George S. Goodyear, III
---------------------                     -----------------------------------
                                          GEORGE S. GOODYEAR, III

Witness:
                                          /s/ Kelly Goodyear Burch
---------------------                     ----------------------------------
                                          KELLY GOODYEAR BURCH

Witness:
                                          /s/ Bryan Scott Goodyear
---------------------                     -----------------------------------
                                          BRYAN SCOTT GOODYEAR

Witness:
                                          /s/ John D. Richards
---------------------                     -----------------------------------
                                          JOHN D. RICHARDS, TRUSTEE
                                          OF THE ZACHARY T. GOODYEAR
                                          IRREVOCABLE TRUST UAD 12/24/96

Witness:
                                          /s/ Anne Goodyear
------------------------                  -----------------------------------
                                          ANNE GOODYEAR, As to the Restrictive
                                          Covenant contained in this Agreement


Attest:                                   GOODYEAR & ASSOCIATES, INC.


By:_________________(SEAL)                By: /s/ George Goodyear
                                             ---------------------------------
                                             GEORGE GOODYEAR, President
                                              As to its Obligations, Warranties
                                             and Representations contained in
                                             this Agreement